Exhibit 32(b)

TUCSON ELECTRIC POWER COMPANY

STATEMENTS OF CORPORATE OFFICERS

(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

Each of the undersigned, Paul J. Bonavia, Chairman of the Board and Chief Executive Officer of Tucson Electric Power Company (the “Company”), and Kevin P. Larson, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 26, 2013	/s/ Paul J. Bonavia
Paul J. Bonavia Chairman of the Board and Chief Executive Officer (Principal Executive Officer) Tucson Electric Power Company

/s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer (Principal Financial Officer) Tucson Electric Power Company